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                                                                    EXHIBIT 3.29
                                  BY-LAW NO. 1

                A BY-LAW RELATING GENERALLY TO THE TRANSACTION OF
                           THE BUSINESS AND AFFAIRS OF

                               2850290 CANADA INC.
              BE IT ENACTED and it is hereby enacted as a by-law of

                               2850290 CANADA INC.
(hereinafter called the "Corporation") as follows:

                                GENERAL BUSINESS

                                REGISTERED OFFICE

            1. The directors may from time to time by resolution fix the location of the registered office of the Corporation within the place in Canada designated as such by the articles of the Corporation.

                                      SEAL

            2. The Corporation may have a seal which shall be adopted and may be changed by resolution of the directors.

                                 FINANCIAL YEAR

            3. The first financial year of the Corporation shall terminate on a date to be determined by the directors of the Corporation and thereafter on the anniversary date thereof in each year, until changed by resolution of the directors of the Corporation.

                              BANKING ARRANGEMENTS

            4. The banking business of the Corporation, or any part thereof, shall be transacted with such bank, trust company or other firm or corporation carrying on a banking business as the directors may designate, appoint or authorize from time to time by resolution and

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all such banking business or any part thereof shall be transacted on the
Corporation's behalf by such one or more officers and/or other persons as the board may designate, direct or authorize from time to time by resolution and to the extent therein provided, including, without restricting the generality of the foregoing, the operation of the Corporation's accounts; the making, signing, drawing, accepting, endorsing, negotiating, allotting, depositing or transferring of any cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money; the giving of receipts for and orders relating to any property of the Corporation; the execution of any agreement relating to any banking business and defining the rights and powers of the parties thereto; and the authorizing of any officer of such banker to do any act or thing on the Corporation's behalf to facilitate such banking business.

                            EXECUTION OF INSTRUMENTS

            5. Deeds, transfers, assignments, contracts, obligations and other instruments in writing requiring the signature of the Corporation may be signed on behalf of the Corporation by the President and the Secretary and the corporate seal shall be fixed to such instruments as may be required by any person so authorized to sign on behalf of the Corporation.

            Notwithstanding any provisions of the contrary contained in the by-laws of the Corporation, the directors may at any time and from time to time by resolution direct the manner in which, and the person or persons by whom any particular deed, transfer, contract, obligation or other instrument in writing or any class of deeds, transfers, contracts, obligations or other instruments in writing requiring signature by the Corporation may or shall be signed.

                                    DIRECTORS

            6. Power of Directors. The directors shall manage the business and affairs of the Corporation.

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            7. Number of Directors and Quorum. Subject to the articles of the
Corporation, the number of directors of the Corporation shall be that number of directors appointed by the incorporators or elected by the shareholders from time to time within the minimum and maximum as permitted by the articles of the Corporation of whom ____________ shall constitute a quorum for the transaction of the business at any meeting of the directors. Notwithstanding vacancies, the remaining directors may exercise all the powers of the board of directors so long as the quorum of the board of directors remains in office.

                                 QUALIFICATIONS

            8. Each director shall be Eighteen (18) or more years of age and no person who is not an individual, who has the status of a bankrupt or who is of unsound mind and has been so found by a court in Canada or elsewhere shall be a director. If a director acquires the status of a bankrupt or becomes of unsound mind and is so found, he shall thereupon cease to be a director.

                               RESIDENT CANADIANS

            9. A majority of the directors shall be resident Canadians and no business shall be transacted by the board of directors unless a majority of the directors present are resident Canadians unless a resident Canadian director who is unable to be present, approves in writing or by telephone or other communications facilities, the business transacted at the meeting and a majority of resident Canadian directors would have been present had the director been present at the meeting. Provided that if the Corporation comes within the exception as set out in Section 100 (4) of the Act, only one-third of the directors need be resident Canadians.

                                ELECTION AND TERM

            10. The directors shall be elected yearly to hold office until the next annual meeting of the shareholders of the Corporation or until their successors shall have been duly

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elected. The whole board shall be elected at each annual meeting and all the directors then in office shall retire, but, if qualified, are eligible for re-election. The election may be by a show of hands or by a resolution of the shareholders unless a ballot be demanded by any shareholder.

                              REMOVAL OF DIRECTORS

            11. The shareholders may by resolution passed by a majority of votes cast at a special meeting, of which notice specifying the intention to pass such resolution has been given, remove any director or directors from office before the expiration of his term of office, and may by a majority of votes cast at that meeting elect any person in his stead for the remainder of his term.

                                    VACANCIES

            12. Vacancies on the board of directors, except a vacancy resulting from an increase in the minimum number of directors or from a failure to elect the minimum number of directors required by the articles may be filled for the remainder of its term of office by qualified persons by the remaining directors if they constitute a quorum. If there is not a quorum of directors, or if a vacancy results from an increase in the minimum number of directors or if there has been a failure to elect the minimum number of directors required by the articles of the Corporation, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

                               CALLING OF MEETINGS

            13. Meetings of the board of directors shall be held from time to time at such place, at such time and on such day as the President or a Vice-President who is a director or any Two (2) directors may determine, and the Secretary shall call meetings when directed or authorized by the President or by a Vice-President who is a director or by any Two (2) directors.

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Notice of every meeting so called shall be given to each director not less than
Forty-Eight hours (excluding any part of a Sunday or Holiday as defined by the Interpretation Act of Canada for the time being in force) before the time when the meeting is to be held and such notice shall specify the general nature of any business to be transacted, save that no notice of a meeting shall be necessary if all the directors are present, and do not object to the holding of the meeting, or if those absent have waived notice of or have otherwise signified their consent to the holding of such meeting.

                                REGULAR MEETINGS

            14. The board of directors may appoint a day or days in any month or months for regular meetings at a place and hour to be named. A copy of any resolution of the board of directors fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meetings.

                           FIRST MEETING OF NEW BOARD

            15. Each newly elected board may, without notice, hold its first meeting for the purpose of organization and the election and appointment of officers immediately following the meeting of the shareholders at which such board was elected, provided a quorum of directors be present.

                                PLACE OF MEETING

            16. Meetings of the board may be held at the registered office of the Corporation or at any other place within or outside of Canada.

                           PARTICIPATION BY TELEPHONE

            17. With the unanimous consent of all the directors, a director may participate in any meeting of directors by means of such telephone or other communications facilities as

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permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at that meeting.

                                 VOTES TO GOVERN

            18. At all meetings of the board of directors every question shall be decided by a majority of the votes cast on the question and in case of an equality of votes, the Chairman of the meeting shall be entitled to a second or casting vote.

                            REMUNERATION OF DIRECTORS

            19. The directors of the Corporation shall be paid such remuneration as may be determined by the board of directors. Any remuneration so payable to a director who is also an officer or any employee of the Corporation or who is counsel or solicitor to the Corporation or otherwise serves it in a professional capacity shall be, in addition to his salary as such officer, or his professional fees as the case may be. The directors shall also be paid such sums in respect of their out-of-pocket expenses incurred in attending board, committee or shareholders meetings or otherwise in respect of the performance by them of their duties as the board of directors may from time to time determine.

                      TRANSACTION OF BUSINESS BY SIGNATURE

            20. A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors is as valid as if it had been passed at a meeting of directors duly called, constituted and held for that purpose.

                                  ONE DIRECTOR

            21. Where the Corporation has only One director, the business and affairs of the Corporation shall be managed by such director and all business which may be transacted at a meeting of the board of directors shall be transacted by such director in the manner provided for in paragraph 20 hereof.

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                             DECLARATION OF INTEREST

            22. Every director or officer of the Corporation who is a party to a material contract or a proposed material contract for the Corporation or who is the director or an officer of or has a material interest in any person who is a party to a material contract, or a proposed material contract with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of meetings of directors, the nature and extent of his interest. All such disclosures shall be made at the time required by the applicable provisions of the Act and directors shall refrain from voting in respect of the material contract or proposed material contract if and when prohibited by the Act.

                               AVOIDANCE STANDARDS

            23. A material contract between the Corporation and One or more of its directors or officers or between the Corporation and another person of which a director or officer of the Corporation is a director or officer or in which he has a material interest is neither void nor voidable by reason only of that relationship or by reason only that a director with an interest in the contract is present at or is counted to determine the presence of a quorum at a meeting of directors that authorized the contract, if the director disclosed his interest in accordance with paragraph 22 and the contract was approved by the directors or the shareholders and it was reasonable and fair to the Corporation at the time it was approved.

                      PROTECTION OF DIRECTORS AND OFFICERS

            24. No director or officer of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or for joining in any receipts or other acts for conformity or for any loss or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the order of the board of directors for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or

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upon which any of the monies of the Corporation shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by the error of judgment or oversight on his part or for any loss, damage or misfortune whatever, which shall happen in the execution of the duties of his office or in relation thereto unless in or as a result of any action, suit or proceeding he is adjudged to be in breach of any duty or responsibility imposed on him under the Act or under any other statute.

                       INDEMNITY OF DIRECTORS AND OFFICERS

            25. The Corporation shall indemnify the directors or officers of the Corporation, former directors or officers of the Corporation or any person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses including an amount paid to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he has been made a party by reason of being or having been a director or officer of such Corporation or body corporate if:

            (a) he acted honestly and in good faith with a view to the best interest of the Corporation; and

            (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation shall also indemnify such directors or officers who have been substantially successful in the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body

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corporate against all costs, charges and expenses reasonably incurred by him in respect of such action or proceeding.

                      INSURANCE FOR DIRECTORS AND OFFICERS

            26. The Corporation may purchase and maintain insurance for the benefit of any director or officer against liabilities, costs, charges and expenses sustained or incurred by such director or officer for failure to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

                              LOANS TO SHAREHOLDERS

            27. The directors of the Corporation may from time to time give financial assistance by means of a loan, guarantee or otherwise:

            (a) On account of expenditures incurred or to be incurred on behalf of the Corporation;

            (b) to a holding body corporate if the Corporation is a wholly owned subsidiary of the holding body corporate;

            (c) to employees of the Corporation of any of its affiliates whether or not they are shareholders or directors:

                  (i) to enable or assist them to purchase or erect living accomodation for their own occupation; or

                  (ii) in accordance with a plan for the purchase of shares of the Corporation or any of its affiliates to be held by a trustee; and

            (d) in any other case, unless there are reasonable grounds for believing that:

                  (i) the Corporation is or would after giving the financial assistance be unable to pay its liabilities as they become due; or

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                (ii) the realizable value of the Corporation's assets excluding the amount of any financial assistance in the form of a loan and in the form of assets pledged or encumbered to secure a guarantee would, after giving the financial assistance, be less than the aggregate of the Corporation's liabilities and stated capital of all classes.

                                    OFFICERS

            28. Appointed Officers. At the first meeting of the board of directors after the election of directors, the directors shall appoint from among its members, the President. The prior incumbent, if a member of the board of directors, shall continue to hold office until after the election at such meeting and, in default of such election, shall continue to hold office after such meeting. In case the office of President becomes vacant at any time, such vacancy may be filled by the board from among its members. The board of directors shall also appoint a Secretary and may appoint One or more Vice-Presidents, a General Manager, a Treasurer and such other officers as the board of directors may determine including One or more assistants to any of the officers so appointed. The officers so appointed, other than the President, may but need not be members of the board of directors. One person may hold more than one office and if the same person holds both the office of Secretary and the office of Treasurer, he may be known as the Secretary-Treasurer.

                         TERM OF OFFICE AND REMUNERATION

            29. In absence of a written agreement to the contrary, the board of directors may remove at its pleasure any officer of the Corporation. The terms of employment and remuneration of the President and other officers appointed by it shall be settled from time to time by the board of directors.

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                                    PRESIDENT

            30. The President shall, when present, preside at all meetings of the shareholders and of the board of directors and shall be charged with the general supervision of the business and affairs of the Corporation. Except when the board of directors has appointed a general manager or managing director, the President shall also have the powers and be charged with the duties of that office.

                                 VICE -PRESIDENT

            31. During the absence or inability of the President his duties may be performed and his powers may be exercised by the Vice-President, or if there are more than one, by the Vice-President in order of seniority (as determined by the board of directors) save that no Vice-President shall preside at a meeting of the board of directors or at a meeting of shareholders who is not qualified to attend the meeting as a director, as the case may be. If a Vice-President exercises any such duty or power, the absence or inability of the President shall be presumed with reference thereto. A Vice-President shall also perform such duties and exercise such powers as the President may from time to time delegate to him or the board may prescribe.

                                 GENERAL MANAGER

            32. The General Manager, if one be appointed, shall have the general management and direction, subject to the authority of the board of directors and the supervision of the President, of the Corporation's business and affairs and the power to appoint and remove any and all officers, employees and agents of the Corporation not elected or appointed directly by the board of directors and to settle the terms of their employment and remuneration. If and so long as the general manager is a director he may but need not be known as the managing director.

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                                    SECRETARY

            33. The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees; he shall attend all meetings of the directors and of the shareholders and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and other instruments belonging to the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board of directors.

                                    TREASURER

            34. The Treasurer shall keep full and accurate books of account in which shall be recorded all receipts and disbursements of the Corporation and, under the direction of the board of directors, shall control the deposit of money, the safekeeping of securities and the disbursements of the funds of the Corporation; he shall render to the board of directors at the meetings thereof, or whenever required of him an account of all his transactions as Treasurer and of the financial position of the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board of directors.

                                    OFFICERS

            35. The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board of directors requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board of directors otherwise directs.

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                               VARIATION OF DUTIES

            36. From time to time the board may vary, add to or limit the powers and duties of any officer or officers.

                              AGENTS AND ATTORNEYS

            37. The board of directors shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

                                 FIDELITY BONDS

            38. The board of directors may require such officers, employees and agents of the Corporation as the board of directors deems advisable to furnish bonds for the faithful discharge of their duties, in such form and with such surety as the board of directors may from time to time prescribe.

                                     SHARES

                                    ALLOTMENT

            39. The board of directors may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares in the Corporation including any shares created by an amendment to the articles of the Corporation to such person or persons or class of persons as the board of directors shall by resolution determine.

                              PAYMENT OF COMMISSION

            40. The directors acting in good faith and with a view to the best interest of the Corporation may authorize the Corporation to pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person or procuring or agreeing to procure purchasers for any such shares.

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                               SHARE CERTIFICATES

            41. Every shareholder shall be entitled, in the case of initial issuance without payment, and in the case of any subsequent transfer upon payment of a fee of not more than Three Dollars ($3.00) to a share certificate stating the number and class of shares held by him as shown by the books of the Corporation. Share certificates shall be in such form or forms as the board of directors shall from time to time approve. Unless otherwise ordered by the board of directors, they shall be signed by the President or a Vice-President and by the Secretary or an assistant Secretary and need not be under the corporate seal; provided that certificates representing shares in respect of which a transfer agent and registrar (which term shall include a branch transfer agent and registrar) have been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and registrar. If authorized by resolution of the board of directors, the corporate seal of the Corporation and the signature of one of the signing officers, or in the case of share certificates representing shares in respect of which a transfer agent and registrar have been appointed, the signatures of both signing officers, may be printed, engraved, lithographed, or otherwise mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be valid notwithstanding that one or both of the officers whose signature (whether manual or facsimile) appears thereon no longer holds office at the date of issue or delivery of the certificate.

                        REPLACEMENT OF SHARE CERTIFICATES

            42. The board of directors may by resolution prescribe, either generally or in a particular case, reasonable conditions upon which a new share certificate may be issued in lieu of and upon cancellation of the share certificate which has become mutilated or in substitution for a certificate which has been lost, stolen or destroyed.

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                          CENTRAL AND BRANCH REGISTERS

            43. The Corporation shall maintain a central securities register and may from time to time maintain one or more branch securities registers. The board of directors may from time to time by resolution appoint a registrar to keep the register of security holders and a transfer agent to keep the register of transfers and may also appoint one or more branch registrars to keep branch registers of security holders and one or more branch transfer agents to keep branch registers of transfers. A registrar and transfer agent may but need not be the same individual or Corporation.

                             TRANSFER OF SECURITIES

            44. Transfers of securities of the Corporation shall be registerable on the register of transfers or on one of the branch registers of transfers (if any) kept by or for the Corporation in respect thereof upon surrender of the security properly endorsed together with such additional assurance as the Corporation shall require and subject to the provisions of the Act and the restrictions on transfer set forth in the articles of the Corporation.

                         DEALINGS WITH REGISTERED HOLDER

            45. The Corporation may, subject to the Act, treat as absolute owner of the security the person in whose name the security is registered in a securities register as if that person had full legal capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description in its records or on the security certificate indicating a pledge, a representative or fiduciary relationship, a reference to any other instrument or the rights of any other person.

                                  JOINT HOLDERS

            46. If Two or more persons are registered as joint holders of any security, any One of such persons may give effectual receipts for the certificate in respect thereof and for any

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dividend, bonus, return of capital or other money payable or warrant issuable in respect of such security.

                                   RECORD DATE

            47. The directors may fix in advance a date preceding by not more than Fifty (50) days or by less than Twenty-One (21) days a record date for the determination of persons entitled to receive notice of a meeting of shareholders and notice thereof shall be given in accordance with the provisions of the Act. The directors may also fix in advance a date as the record date for determination of shareholder entitled to receive payment of a dividend, entitled to participate in a liquidation distribution, or for any other purpose except the right to receive notice of to vote at a meeting which such record date shall not precede by more than Fifty (50) days, the date on which such particular action is to be taken.

                                  SHAREHOLDERS

                                 ANNUAL MEETINGS

            48. The annual meeting of shareholders shall be held subject to the provisions of paragraph 65 hereof, at such place within Canada as the directors may determine or at such place outside of Canada as the directors may determine and all the shareholders entitled to vote at that meeting so agree at such time and on such day in each year as the directors may from time to time by resolution determine for the purpose of hearing and receiving the reports and statements required by the Act to be read and laid before the shareholders at any annual meeting, electing directors, appointing, if necessary, the auditor and fixing or authorizing the board of directors to fix his remuneration and for the transaction of such other business as may properly be brought before the meeting.

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                                 SPECIAL MEETING

            49. The board of directors or the President or a Vice-President who is a director shall have the power at any time to call a special meeting of the shareholders of the Corporation to be held at such time and at such place within Canada as the directors may determine or at such place outside of Canada as the directors may determine and all the shareholders entitled to vote at that meeting so agree. The phrase "meeting of shareholders" where ever it occurs in this by-law shall mean and include the annual meeting of shareholders and a special meeting of shareholders and shall also include a meeting of any class or classes of shareholders.

                                     NOTICES

            50. No public notice or advertisement of any meeting of shareholders shall be required, but notice of the time and place of each such meeting shall be given not less than Twenty-One (21) days nor more than Fifty (50) days before the day on which the meeting is to be held, to the auditor, if any, the directors and to each shareholder of record entitled to vote at the meeting. Notice of a special meeting of shareholders shall state the nature of the business to be transacted in sufficient detail to permit the shareholder to form a reasoned judgment thereon together with the text of any special resolution to be submitted to the meeting. A meeting of shareholders may be held at any time without notice if all the shareholders entitled to vote thereat are present or represented by proxy and do not object to the holding of the meeting or those not so present or represented by a proxy have waived notice, if all the directors are present or have waived notice and if the auditor, if any, is present or has waived such notice.

                             REPORTS TO SHAREHOLDERS

            51. Subject to the provisions of the Act, a copy of the financial statements and a copy of the auditor's report, if any, shall be sent to each shareholder not less than Twenty-One

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(21) days before each annual meeting of shareholders or before the transaction of the annual business of the Corporation pursuant to paragraph 64 hereof.

                         PERSONS ENTITLED TO BE PRESENT

            52. Persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the auditor, if any, of the Corporation and others who although not entitled to vote are entitled or required under the provisions of the Act or by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with the consent of the meeting.

                                     QUORUM

            53. Two persons present in person and each entitled to vote thereat shall constitute a quorum for the transaction of business at any meeting of shareholders.

                                  RIGHT TO VOTE

            54. At each meeting of shareholders every shareholder shall be entitled to vote who is, subject to paragraph 47, entered on the books of the Corporation as a holder of One or more shares carrying the right to vote at such meeting or where a record date has been fixed, satisfactory evidence is produced not later than Ten (10) days before the meeting that such person owns shares in the Corporation and demands that his name be included on the list of shareholders entitled to vote at the meeting; save that, if the share or shares in question have been mortgaged or hypothecated, the person who mortgaged or hypothecated such share or shares (or is proxy) may nevertheless represent the shares at meetings and vote in respect thereof unless in the instrument creating the mortgage or hypothec he has expressly empowered the holder of such mortgage or hypothec to vote thereon, in which case such holder (or his proxy) may attend meetings to vote in respect of such shares upon filing with the Secretary of the meeting sufficient proof of the terms of such instrument.

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                                 REPRESENTATIVES

            55. An executor, administrator, committee of a mentally incompetent person, guardian or trustee and where a Corporation is such executor, administrator, committee, guardian or trustee of a testator, intestate, mentally incompetent person, ward or cestui que trust, any person duly appointed a proxy for such corporation, upon filing with the Secretary of the meeting sufficient proof of his appointment, shall represent the shares in his or its hands at all meetings of the shareholders of the Corporation and may vote accordingly as a shareholder in the same manner and to the same extent as the shareholder of record. If there be more than one executor, administrator, committee, guardian or trustee, the provisions of paragraph 57 shall apply.

                                     PROXIES

            56. Every shareholder, including a corporate shareholder, entitled to vote at meetings of shareholders may by instrument in writing appoint a proxy, who need not be a shareholder, to attend and act at the meeting in the same manner, to the same extent and with the same power as if the shareholder were present at the meeting in the manner, to the extent and with the power conferred by the proxy. The instrument appointing a proxy shall be in writing under the hand of the appointer or his attorney, authorized in writing, or if the appointer is a corporation, under the corporate seal or under the hand of an officer or attorney, authorized in writing, and shall cease to be valid after the expiration of One year from the date thereof. The instrument appointing a proxy may be in such form as the directors may from time to time prescribe or in such other form as the chairman of the meeting may accept as sufficient, and shall be deposited with the Secretary of the meeting before any vote is cast under its authority, or at such earlier time and in such manner as the board of directors may prescribe in accordance with the Act.

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                               JOINT SHAREHOLDERS

            57. If shares are held jointly by Two or more persons, any One of them present or represented by proxy at a meeting of the shareholders of the Corporation, may, in the absence of the other or others vote thereon, but if more than one of them are present or represented by proxy they shall vote together as One on the shares jointly held by them.

                                   SCRUTINEERS

            58. At each meeting of shareholders One or more scrutineers may be appointed by a resolution of the meeting or by the Chairman with the consent of the meeting to serve at the meeting. Such scrutineers need not be shareholders of the Corporation.

                                 VOTES TO GOVERN

            59. At all meetings of shareholders every question shall, unless otherwise required by articles or by-laws of the Corporation or by law, be decided by the majority of the votes duly cast on the question.

                                  SHOW OF HANDS

            60. At all meetings of shareholders every question shall be decided by a show of hands unless a poll thereon be required by the Chairman or be demanded by any shareholder present in person or represented by proxy and entitled to vote. Upon a show of hands every shareholder present in person and entitled to vote shall have one vote, but the shareholder represented by proxy shall have no vote. After a show of hands has been taken upon any question the Chairman may require or any shareholder present in person or represented by proxy and entitled to vote may demand a poll thereon. Whenever a vote by show of hands shall have been taken upon a question, unless a poll thereon be so required or demanded, a declaration by the Chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the proceedings at the meeting shall be prima facie evidence of the fact without proof of the number or proportions of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the Corporation in annual or special meeting, as the case may be, upon the question. A demand for a poll may be withdrawn at any time prior to the taking of the poll.

                                      POLLS

            61. If a poll be required by the Chairman of the meeting or be duly demanded by any shareholder and the demand be not withdrawn, a poll upon the question shall be taken in such manner as the Chairman of the meeting shall direct. Upon a poll each shareholder who is present in person or represented by proxy shall be entitled to one vote for each share in respect of which he is entitled to vote at the meeting and the result of the poll shall be the decision of the Corporation in annual or special meeting, as the case may be, upon the question.

                                  CASTING VOTE

            62. In case of an equality of votes at any meeting of shareholders, either upon a show of hands or upon a poll, the Chairman of the meeting shall be entitled to a second or casting vote.

                                   ADJOURNMENT

            63. The Chairman of a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

                      TRANSACTION OF BUSINESS BY SIGNATURE

            64. Subject to the provisions of the Act a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders and a resolution in writing dealing with all matters required by the Act to be dealt with at a meeting of shareholders and signed by all the shareholders entitled to vote at that meeting are as valid and effective as if passed at a meeting of the shareholders duly called, constituted and held for that purpose.

                                 ONE SHAREHOLDER

            65. Where the Corporation has only One shareholder, all business which the Corporation may transact at an annual or special meeting of shareholders shall be transacted in the manner provided for in paragraph 64 hereof.

                                    DIVIDENDS

            66. The board of directors may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class in respect of which it has been declared and mailed by ordinary mail, postage prepaid, to such registered holder at his last address appearing on the books of the Corporation. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and if more than one address appears on the books of the Corporation in respect of such joint holding the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque be not paid at par on due presentation. In the event of non-receipt of any cheques for dividends by the person to whom it is so sent as aforesaid, the Corporation on proof of such non-receipt and upon satisfactory indemnity being given to it, shall issue to such person a replacement cheque for a like amount. Any dividend which remains unclaimed after a period of Twelve (12) years after the date on which it has been declared payable shall be forfeited and revert to the Corporation.

                                     NOTICES

                                METHOD OF GIVING

            67. Any notice, communication or other document to be given by the Corporation to a shareholder, director, officer, or auditor of the Corporation under any provision of the articles or by-laws shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his last address as recorded in the books of the Corporation or if mailed by prepaid ordinary or air mail in a sealed envelope addressed to him at his last address as recorded in the books of the Corporation or if sent by means of wire or wireless or any other form of transmitted or recorded communication. The Secretary may change the address on the books of the Corporation of any shareholder in accordance with any information believed by him to be reliable. A notice, communication or document so delivered shall be deemed to have been given when it is delivered personally or at the address aforesaid; and a notice, communication or document so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice sent by any means of wire or wireless or any other form of transmitted or recorded communication shall be deemed to have been given when delivered to the appropriate communication company or agency or its representative for dispatch.

                               COMPUTATION OF TIME

            68. In computing the date when notice must be given under any provision of the articles or by-laws requiring a specified number of days, notice of any meeting or other event, the date of giving the notice and the date of the meeting or other event shall be excluded.

                              OMISSIONS AND ERRORS

            69. The accidental omission to give any notice to any shareholder, director, officer or auditor or any error in any notice not effecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

                          NOTICE TO JOINT SHAREHOLDERS

            70. All notices with respect to any shares registered in more than one name may if more than one address appears on the books of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to all the holders of such shares.

                  PERSONS ENTITLED BY DEATH OR OPERATION OF LAW

            71. Every person who by operation of law, transfer, death of a shareholder or by any means whatsoever, shall become entitled to any share or shares, shall be bound by every notice in respect of such share or shares which shall have been duly given to the person from whom he derives his title to such share or shares, previously to his name and address being entered on the books of the Corporation (whether it be before or after the happening of the event upon which he became entitled).

                                WAIVER OF NOTICE

            72. Any shareholder (or his duly appointed proxy), director, officer or auditor may waive any notice required to be given under any provision of the articles or by-laws of the Corporation or of the Act, and such waiver, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in giving such notice.

                                 INTERPRETATION

            73. In this by-law and all other by-laws of the Corporation, words importing the singular number only shall include the plural and vice-versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include companies, corporations, partnerships and any number or aggregate of persons; "resident

Canadian" means an individual who is determined to be a resident Canadian as defined by the Act; "articles" shall include the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of dissolution, articles of revival and any amendments thereto; "the Act" shall mean the Canada Business Corporations Act as amended from time to time or any act that may hereafter be substituted therefore.

            PASSED the 23rd day of September, 1992.

            WITNESS the corporate seal of the Corporation.

/s/ Douglas A. Laver                    /s/ Rivella Mintz
--------------------------------------  ----------------------------------------
              President                                 Secretary

                                  BY-LAW NO. 2

                        A by-law respecting the borrowing of

                        money, the issuing of debt obligations and

                        the securing of liabilities by

                               2850290 CANADA INC.

            BE IT ENACTED as a by-law of

                               2850290 CANADA INC.

(hereinafter referred to as the "Corporation") as follows:

            The directors of the Corporation may from time to time:

            (a)   borrow money upon the credit of the Corporation;

            (b) issue, reissue, sell or pledge debt obligations of the Corporation; and

            (c) mortgage, hypothecate, pledge or otherwise create security interest in all or any property of the Corporation owned or subsequently acquired, to secure any debt obligation of the Corporation.

            PASSED the 23rd day of September, 1992.

WITNESS the corporate seal of the Corporation

/s/ Douglas A. Laver                    C.S. /s/  Rivella Mintz
--------------------------------------       -----------------------------------
              President                                 Secretary

                               2850290 CANADA INC.

                              SPECIAL BY-LAW NO. 3

BE IT ENACTED AS A SPECIAL BY-LAW OF THE CORPORATION AS FOLLOWS:

The Directors of the Corporation are hereby authorized from time to time

(a) to borrow money upon the credit of the Corporation in such amounts and on such terms as may be deemed expedient by obtaining loans or advances or by way of overdraft or otherwise;

(b) to issue debt obligations of the Corporation;

(c) to pledge or sell such debt obligations for such sums and at such prices as may be deemed expedient;

(d) to mortgage, hypothecate, charge or pledge, or give security in any manner whatever upon all or any currently owned or subsequently acquired property, real and personal, immovable and movable, undertaking, book debts, powers, franchises and rights of the Corporation, to secure any debt obligations of the Corporation, present or future, or any money borrowed or to be borrowed or any other debt or liability of the Corporation, present or future;

(e) to delegate to such officer(s) or Director(s) of the Corporation as the Directors may designate all or any of the foregoing powers to such extent and in such manner as the Directors may determine.

      This Special By-law shall remain in force and be binding upon the Corporation as regards any party acting on the faith thereof, until a copy, certified by the Secretary of the Corporation under the Corporation's seal of a Special By-law repealing or replacing this Special By-law shall have been received by such party and duly acknowledged in writing.

      ENACTED this 23rd day of September, 1992.

      AS WITNESS the corporate seal of the Corporation.

                                              /s/  Douglas A. Laver
                                              ----------------------------------
                                              President

                                              /s/  Rivella Mintz
                                              ----------------------------------
                                              Secretary